As filed with the Securities and Exchange Commission on September 13, 2011.
Registration No. 333-171343

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

F & M BANK CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Virginia	6022	54-1280811
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

P.O. Box 1111
Timberville, Virginia
(540) 896-8941
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Neil W. Hayslett
Executive Vice President and Chief Financial Officer
F & M Bank Corp.
P.O. Box 1111
Timberville, Virginia
(540) 896-8941
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Wayne A. Whitham, Jr., Esq.
Charles W. Kemp, Esq.
Williams Mullen
Williams Mullen Center
200 South 10th Street
Richmond, Virginia 23219
(804) 420-6000

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

This Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (No. 333-171343)  shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (No. 333-171343) filed by F & M Bank Corp. (the “Registrant”) with the Securities and Exchange Commission on December 22, 2010 (as amended, the “Registration Statement”).  The Registration Statement registered 768,695 shares of the Registrant’s common stock, par value $5.00 per share (“Common Stock”), for issuance by the Registrant in connection with a rights offering.  The Registrant sold an aggregate of 179,699 shares of Common Stock under the Registration Statement.

In accordance with the undertaking made by the Registrant in the Registration Statement, the Registrant hereby amends the Registration Statement to deregister the 588,996 shares of Common Stock that were registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockingham County, Commonwealth of Virginia, on September 13, 2011.

F & M BANK CORP.

By:	/s/ Dean W. Withers
Dean W. Withers
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dean W. Withers	President and Chief Executive Officer	September 13, 2011
Dean W. Withers	and Director (Principal Executive Officer)
/s/ Neil W. Hayslett	Executive Vice President and	September 13, 2011
Neil W. Hayslett	Chief Financial Officer (Principal Financial and Accounting Officer)
*	Director, Chairman	September 13, 2011
Thomas L. Cline
*	Director	September 13, 2011
John N. Crist
*	Director	September 13, 2011
Ellen R. Fitzwater
*	Director	September 13, 2011
Daniel J. Harshman
*	Director	September 13, 2011
Richard S. Myers
*	Director	September 13, 2011
Michael W. Pugh

*	Director	September 13, 2011
Christopher S. Runion
*	Director	September 13, 2011
Ronald E. Wampler

*
Neil W. Hayslett, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to the powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission as Exhibit 24 to the Registration Statement on Form S-1, filed with the Commission on December 22, 2010.

September 13, 2011                                                                                     /s/ Neil W. Hayslett
     Neil W. Hayslett